UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2010

Marlin Business Services Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (888) 479-9111

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2010, the Registrant's subsidiary, Marlin Leasing Receivables XII LLC, closed on the issuance of a term note securitization in the amount of $80,663,000, representing the Registrant's tenth term securitization. This issuance, which was made to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, has five different classes of notes. Each class of notes has its own final maturity date (ranging from February 2011 to January 2016), and the effective weighted average interest expense over the term of the financing will be approximately 3.13%. Each class of notes is assigned one of the following ratings by Standard & Poor's Ratings Services, Inc. and DBRS, Inc., respectively: A-1+/R-1(high); AAA/AAA; AA/AA; A/A; and BBB/BBB. The A-1+/R-1(high) and AAA rated classes qualify as eligible securities under the Term Asset-Backed Securities Loan Facility ("TALF") program established by the Federal Reserve. This financing is recorded as an "on-balance sheet" transaction and is collateralized by certain of the Registrant's direct financing leases and loans. A portion of the proceeds of this issuance was used to repay the full amount outstanding under the Registrant's CP conduit warehouse facility. The Registrant issued a press release on February 16, 2010 announcing this closing of this transaction, and a copy of that press release is being furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Marlin Business Services Corp. on February 16, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Business Services Corp.
Date: February 16, 2010	/s/ DANIEL P. DYER Daniel P. Dyer Chief Executive Officer

INDEX TO EXHIBITS

99.1 Press Release issued by Marlin Business Services Corp. on February 16, 2010.